UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 16, 2008 (May 14, 2008)
SPECTRA ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5400 Westheimer Court, Houston, Texas	77056

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Lon Mitchell as CFO
On May 14, 2008, we announced the retirement of Lon C. Mitchell, Jr. as vice president and chief financial officer of Spectra Energy Partners GP, LLC, the general partner of Spectra Energy Partners, LP. Mr. Mitchell’s successor will assume the position of vice president and chief financial officer on July 1, 2008 and Mr. Mitchell will remain with the partnership until July 31, 2008 to assist with the transition.
Appointment of Laura Sayavedra as CFO
On May 14, our board of directors appointed Laura Sayavedra, age 40, as vice president and chief executive officer of Spectra Energy Partners GP, LLC, effective July 1, 2008. Ms. Sayavedra currently serves as vice president of Strategic Development & Analysis for Spectra Energy Corp, the parent of our general partner. Prior to that, she served as vice president, Operations & Analytics for Duke Energy North America from January 2003 to June 2005 and served in various finance and business development roles of increasing responsibility since joining Duke Energy in 1995.
Ms. Sayavedra will receive a base salary at an annual rate of $200,000, subject to annual review. She will also receive an annual short-term incentive opportunity equal to 40% of her annual base salary based on the achievement of individual and company performance criteria to be established by Spectra Energy’s Compensation Committee and an annual long-term incentive opportunity under our 2007 Long-Term Incentive Plan equal to 50% of her base salary. In addition, upon starting Ms. Sayavedra will be granted 5,000 restricted common units under our 2007 Long-Term Incentive Plan. Such units will vest in thirds each year beginning on the anniversary of her start date. Ms. Sayavedra will be entitled to participate in our other benefit plans on terms consistent with those applicable to other executives generally.
A copy of the news release relating to this disclosure is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 is being furnished pursuant to this Item 2.02.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release of Spectra Energy Partners, LP, dated May 14, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP,
its general partner

By:	Spectra Energy Partners GP, LLC,
its general partner

/s/ Lon C. Mitchell, Jr.

Lon C. Mitchell, Jr.
Vice President and Chief Financial Officer
Date: May 16, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Spectra Energy Corp, dated May 14, 2008